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                                                         Exhibit 10.1(e)

                    AMENDMENT NO. 4 TO OPERATING AGREEMENT


This Amendment No. 4 dated August 1, 2000 (the "Amendment") to the Operating Agreement dated January 16, 1984 as amended (the "Agreement") by and among Toyota Motor Sales, U.S.A., Inc. ("TMS USA"), a California corporation, Toyota Motor Credit Corporation ("TMCC"), a California corporation and Toyota Motor Manufacturing North America, Inc., a Kentucky corporation ("TMMNA"), is entered into with reference to the following facts:

WHEREAS, TMS USA, TMMNA and TMCC desire to amend the Agreement to amend the provision governing amendments to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

1. Section 12 of the Agreement is hereby amended in its entirety as follows:

"This Agreement may be modified, amended or terminated only by the written agreement of TMS, TMCC and TMMNA. Any modification, amendment or termination of this Agreement shall not require the consent of any holder of TMCC's commercial paper notes or extendible commercial notes as long as each statistical rating agency that upon the request of TMCC has issued a rating in respect of any then outstanding TMCC commercial paper notes and extendible commercial notes (a "Rating Agency"), has confirmed to TMCC that the debt ratings of all such outstanding TMCC commercial paper notes and extendible commercial notes will not be qualified, reduced or withdrawn as a result of such amendment, modification or termination."

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

3. The provisions of this Amendment shall become effective only at such time as all commercial paper and extendible commercial notes issued prior to the date of this Amendment ceases to be outstanding. Until such time, the provisions of the Agreement, without taking into account the changes effected by this Amendment, shall continue in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    TOYOTA MOTOR SALES, U.S.A., INC.

                                    By: /s/ Yoshimi Inaba
                                        -----------------
                                    Name:   Yoshimi Inaba
                                    Title:  President & CEO

                                    TOYOTA MOTOR MANUFACTURING
                                    NORTH AMERICA, INC.

                                    By: /s/ Kazuo Nishida
                                        -----------------
                                    Name:   Kazuo Nishida
                                    Title:  Vice President and
                                            Treasurer

                                    TOYOTA MOTOR CREDIT CORPORATION

                                    By: /s/ George E. Borst
                                        -------------------
                                    Name:   George E. Borst
                                    Title:  Senior Vice President and
                                            General Manager